Securities and Exchange Commission
Washington, D. C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 8, 2010

KINGOLD JEWELRY, INC.
(Name of Registrant as specified in its charter)

Delaware	001-15819	13-3883101
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

40 Wall Street, 58th Floor
New York, NY 10005
(212) 509-1700
(Address and telephone number of principal executive offices)

ACTIVEWORLDS CORP.
(Former Name of Registrant)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01    Changes in Registrant's Certifying Accountant.

On March 8, 2010, Kingold Jewelry, Inc. (formerly, Activeworlds Corp) (the “Company”) engaged Friedman, LLP, as the Company’s independent registered public accounting firm to replace Baker Tilly Hong Kong Limited (“BTHK”). BTHK had been retained on February 4, 2010 as Company’s independent registered public accounting firm.  The decision to change our independent registered public accounting firm was approved by the Board of Directors, which decided to dismiss BTHK.

The Company did not consult with Friedman, LLP on any matters during the two most recent fiscal years and subsequent interim period through the date of engagement of Friedman, LLP regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements or any matter that was either the subject of a disagreement, as described in Item 304 of Regulation S-K (“Regulation S-K”) promulgated by the Securities and Exchange Commission (the “SEC”), or a “reportable event” as described in Item 304(a)(1)(v) of Regulation S-K.

BTHK was engaged as the Company’s independent registered public accounting firm, only from February 4, 2010 to March 8, 2010 and did not audit the Company’s consolidated financial statements for any year.  During the period of BTHK’s engagement, there were no (i) disagreements between the Company and BTHK on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to its satisfaction, would have caused BTHK to make reference to the subject matter of such disagreements in connection with its report, or (ii) “reportable events,” as described in Item 304(a)(1)(v) of Regulation S-K.

The Company has furnished BTHK with a copy of this amended report prior to filing with the SEC and requested that BTHK furnish it with a letter addressed to the SEC stating whether or not it agreed with the statements made by the Company in this report insofar as they relate to BTHK’s audit services and engagement as the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 18, 2010

KINGOLD JEWELRY, INC.

By:	/s/ Jia Zhi Hong
Name: Jia Zhi Hong
Title: Chief Executive Officer